Exhibit 99.1

CONSENT OF INDEPENDENT VALUATION ADVISOR

We hereby consent to the references to our name and the description of our role in the valuation process described in the heading “June 30, 2021 NAV Per Share” in the Current Report on Form 8-K of Black Creek Industrial REIT IV Inc. (the “Company”), filed by the Company with the Securities and Exchange Commission on the date hereof, being included or incorporated by reference in the Company’s Registration Statement on Form S-8 (File No. 333-228818). We also hereby consent to the same information and the reference to our name in the heading “Experts” being included or incorporated by reference in the Company’s Registration Statement on Form S-11 (File No. 333-229136) and the related prospectus and prospectus supplements that are a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

/s/ Altus Group U.S. Inc.
July 15, 2021	Altus Group U.S. Inc.